Exhibit 10.2

EXCHANGE NOTE PURCHASE AGREEMENT

between

FORD MOTOR CREDIT COMPANY LLC,
as Sponsor

and

FORD CREDIT AUTO LEASE TWO LLC,
acting for its series of
limited liability company interests designated as
the "2023-B Series", as Depositor

Dated as of September 1, 2023

i

EXCHANGE NOTE PURCHASE AGREEMENT, dated as of September 1, 2023 (this "Agreement"), between FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Sponsor, and FORD CREDIT AUTO LEASE TWO LLC, a Delaware limited liability company, acting for its series of limited liability company interests designated as the "2023-B Series," as Depositor.

BACKGROUND

Ford Credit makes loans to the Titling Companies under a Credit and Security Agreement to finance their acquisition of leases and leased vehicles originated by motor vehicle dealers. Each Titling Company allocates the leases and leased vehicles to a separate series of limited liability company interests in the Titling Company designated as the "Collateral Specified Interest" or the "EV Specified Interest" and pledges them as Collateral to secure the Revolving Facility.

Ford Credit requested that a portion of the Revolving Facility Balance be exchanged for a note designated as the "2023-B Exchange Note" to be issued by the Titling Companies to Ford Credit under the Exchange Note Supplement and the Credit and Security Agreement. Ford Credit and the Titling Companies designated the 2023-B Reference Pool for the 2023-B Exchange Note and allocated the Leases and Leased Vehicles from the Revolving Facility Pool to the 2023-B Reference Pool.

In connection with a securitization transaction sponsored by Ford Credit in which the Issuer will issue Notes secured by the 2023-B Exchange Note, Ford Credit has determined to sell the 2023-B Exchange Note to the Depositor, who will sell it to the Issuer.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.          Usage and Definitions. Capitalized terms used but not defined in this Agreement are defined in Appendix 1 to the 2023-B Exchange Note Supplement, dated as of September 1, 2023 (the "Exchange Note Supplement"), to the Fifth Amended and Restated Credit and Security Agreement, dated as of July 22, 2005, as amended and restated as of June 29, 2023 (the "Credit and Security Agreement"), among CAB East LLC and CAB West LLC, as Borrowers, U.S. Bank National Association, as Administrative Agent, HTD Leasing LLC, as Collateral Agent, and Ford Motor Credit Company LLC, as Lender and Servicer, or in Appendix A to the Credit and Security Agreement. Appendix 1 and Appendix A also contain usage rules that apply to this Agreement. Appendix 1 and Appendix A are incorporated by reference into this Agreement.

ARTICLE II
SALE AND PURCHASE OF PURCHASED PROPERTY

Section 2.1.        Sale of Purchased Property. Effective on the Closing Date and immediately before the transactions under the Exchange Note Sale Agreement, the Trust Agreement and the Indenture, the Sponsor sells and assigns to the Depositor, without recourse (other than the Sponsor's obligations under this Agreement), all of the Sponsor's right, title and interest, whether now owned or later acquired, in the Purchased Property. This sale and assignment does not, and is not intended to, include any obligation of the Sponsor to the Titling Companies, the Lessees, the Dealers or any other Person relating to the 2023-B Reference Pool and the other Purchased Property, and the Depositor does not assume any of these obligations.

Section 2.2.         Payment of Purchase Price; Delivery of Exchange Note.

(a)               Payment of Purchase Price. In consideration for the Purchased Property, the Depositor will pay to the Sponsor (i) $1,200,813,827.19 on the Closing Date and (ii) a deferred purchase payment on each Payment Date in an amount equal to the Excess Exchange Note Amounts for such Payment Date (for application as Revolving Facility Pool Additional Amounts in the priority stated in Section 7.2 of the Credit and Security Agreement). The Depositor and the Sponsor each represents and warrants to the other that the amount paid by the Depositor on the Closing Date, together with the Excess Exchange Note Amounts on each Payment Date and the increase in the value of the Sponsor's capital in the Depositor, is equal to the fair market value of the 2023-B Exchange Note and the other Purchased Property.

(b)              Delivery of Exchange Note. On payment of the purchase price, the Sponsor will deliver to the Depositor the 2023-B Exchange Note, registered in the name of "Ford Motor Credit Company LLC" and duly endorsed by the Sponsor in blank.

Section 2.3.         Acknowledgement of Assignments and Servicing.

(a)              Further Assignments. The Sponsor acknowledges that (i) under the Exchange Note Sale Agreement, the Depositor will sell and assign all of its right, title and interest in the Purchased Property and its rights under this Agreement to the Issuer and (ii) under the Indenture, the Issuer will assign and pledge the Purchased Property and related property and rights to the Indenture Trustee for the benefit of the Secured Parties.

(b)               Servicing. The Depositor acknowledges the engagement of Ford Credit as Servicer of the Leases and Leased Vehicles in the 2023-B Reference Pool under the Servicing Supplement and the Servicing Agreement.

Section 2.4.         Savings Clause. The Sponsor and the Depositor intend that the sale and assignment under this Agreement be an absolute sale and assignment of the Purchased Property, conveying good title to the Purchased Property free and clear of any Lien other than Permitted Liens, from the Sponsor to the Depositor. The Sponsor and the Depositor intend that the Purchased Property not be a part of the Sponsor's estate if there is a bankruptcy or insolvency of the Sponsor. If, despite the intent of the Sponsor and the Depositor, the transfer of the Purchased Property under this Agreement is determined to be a pledge for a financing or is determined not to be an absolute sale and assignment, the Sponsor Grants to the Depositor on the date of this Agreement a security interest in the Sponsor's right, title and interest in the Purchased Property, whether now owned or later acquired, to secure a loan in an amount equal to all amounts payable by the Sponsor under this Agreement, all amounts payable as principal or interest on the Notes, all amounts payable as Reference Pool Servicing Fees under the Servicing Supplement and all other amounts payable by the Issuer under the Transaction Documents. In that case, this Agreement is a security agreement under law and the Depositor will have the rights and remedies of a secured party and creditor under the UCC.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1.         Sponsor's Representations and Warranties. The Sponsor makes the following representations and warranties on which the Depositor is relying in purchasing the Purchased Property. The representations and warranties are made as of the Closing Date and will survive the sale and assignment of the Purchased Property by Ford Credit to the Depositor under this Agreement and by the Depositor to the Issuer under the Exchange Note Sale Agreement and the pledge of the Purchased Property by the Issuer to the Indenture Trustee under the Indenture:

(a)               Organization and Qualification. The Sponsor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Sponsor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Sponsor's ability to perform its obligations under this Agreement.

(b)               Power, Authority and Enforceability. The Sponsor has the power and authority to execute, deliver and perform its obligations under this Agreement. The Sponsor has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors' rights or by general equitable principles.

(c)               No Conflicts and No Violation. The completion of the transactions under this Agreement, and the performance of its obligations under this Agreement, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Sponsor is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Sponsor's properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than this Agreement), (iii) violate the Sponsor's certificate of formation or limited liability company agreement or (iv) violate a law or, to the Sponsor's knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or its properties that applies to the Sponsor, which, in each case, would reasonably be expected to have a material adverse effect on the Sponsor's ability to perform its obligations under this Agreement.

(d)               No Proceedings. To the Sponsor's knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions under this Agreement, (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Sponsor's ability to perform its obligations under, or the validity or enforceability of, this Agreement or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that would not reasonably be expected to have a material adverse effect on the Sponsor, the performance by the Sponsor of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

(e)               Not an Investment Company. The Sponsor is not required to be registered as an "investment company" under the Investment Company Act.

Section 3.2.         Sponsor's Representations and Warranties About Purchased Property and Reference Pool. The Sponsor makes the following representations and warranties about the Purchased Property and the 2023-B Reference Pool on which the Depositor is relying in purchasing the Purchased Property. The representations and warranties are made as of the Closing Date and will survive the sale and assignment of the Purchased Property by Ford Credit to the Depositor under this Agreement and by the Depositor to the Issuer under the Exchange Note Sale Agreement and the pledge of the Purchased Property by the Issuer to the Indenture Trustee under the Indenture:

(a)               Enforceability of Exchange Note. The 2023-B Exchange Note has been duly executed, issued, authenticated and delivered and is the valid and binding obligation of the Borrowers entitled to the benefits of the Exchange Note Supplement and the Credit and Security Agreement.

(b)               Valid Sale. This Agreement evidences a valid sale and assignment of the Purchased Property from the Sponsor to the Depositor, enforceable against creditors of and purchasers from the Sponsor.

(c)               Good Title to Purchased Property. Immediately before the sale and assignment under this Agreement, the Sponsor has good and marketable title to the Purchased Property free and clear of any Lien other than Permitted Liens and, immediately after the sale and assignment under this Agreement, the Depositor will have good and marketable title to the Purchased Property, free and clear of any Lien other than Permitted Liens.

(d)               Security Interest in Purchased Property.

(i)        This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Purchased Property in favor of the Depositor, which is prior to any Lien, other than Permitted Liens, and is enforceable against all creditors of and purchasers from the Sponsor.

(ii)        All filings (including UCC filings) necessary in any jurisdiction to give the Depositor a first priority, validly perfected ownership and security interest in the Purchased Property, to give the Issuer a first priority, validly perfected ownership and security interest in the Sold Property and to give the Indenture Trustee a first priority perfected security interest in the Collateral, will be made within ten days after the Closing Date.

(iii)       All financing statements filed or to be filed against the Sponsor in favor of the Depositor describing the Purchased Property sold under this Agreement will contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Assignee."

(iv)       The Sponsor has not authorized the filing of and is not aware of any financing statements against the Sponsor that include a description of collateral covering any Purchased Property other than the financing statements relating to the security interest Granted to the Depositor under this Agreement, by the Depositor to the Issuer under the Exchange Note Sale Agreement or by the Issuer to the Indenture Trustee under the Indenture, or that has been terminated.

(e)               Good Title to Reference Pool; Allocation to Specified Interest and Reference Pool. The applicable Titling Company has good title, or the Servicer has started procedures that will result in good title, to the Leases and Leased Vehicles in the 2023-B Reference Pool, free and clear of Liens other than Permitted Liens. The Leases and Leased Vehicles in the 2023-B Reference Pool have not been allocated to a Specified Interest other than the Collateral Specified Interest or the EV Specified Interest, or to a Reference Pool other than the 2023-B Reference Pool.

(f)                Selection Procedures. The Sponsor did not use selection procedures believed to be adverse to the 2023-B Exchange Noteholder in selecting the Leases and Leased Vehicles in the 2023-B Reference Pool from the Revolving Facility Pool.

(g)               Schedule of Leases and Leased Vehicles. The Schedule of Leases contains an accurate and complete list of unique asset identifying numbers for the Leases in the 2023-B Reference Pool.

Section 3.3.         Sponsor's Representations and Warranties About Each Lease and Leased Vehicle. The Sponsor makes the following representations and warranties about each Lease and Leased Vehicle in the 2023-B Reference Pool on which the Depositor is relying in purchasing the 2023-B Exchange Note. The representations and warranties are made as of the Closing Date or other dates stated and will survive the sale and assignment of the 2023-B Exchange Note by Ford Credit to the Depositor under this Agreement and by the Depositor to the Issuer under the Exchange Note Sale Agreement and the pledge of the 2023-B Exchange Note by the Issuer to the Indenture Trustee under the Indenture.

(a)               Origination of Leases. The Lease was originated by a Dealer in the United States and has a garaging location in an Eligible State. The Lease was originated by a Dealer for the retail lease of a Leased Vehicle in the ordinary course of the Dealer's business. The Lease was signed by the parties to the Lease. The Lease was purchased by a Titling Company qualified to hold the Lease and the related Leased Vehicle and was validly assigned by the Dealer to that Titling Company.

(b)               New Vehicle. The Leased Vehicle was a new car, light truck or utility vehicle according to the Underwriting Procedures at the beginning of the related Lease.

(c)               Monthly Payments. The Lease (if not an Advance Payment Plan Lease) provides for monthly payments in U.S. dollars in an amount equal to the sum of (i) a level scheduled payment that provides a fixed internal rate of return and amortizes the Adjusted Capitalized Cost stated in the Lease to the Contract Residual Value of the related Leased Vehicle over the term of the Lease, plus (ii) other fees and taxes on the Lease.

(d)               Certificate of Title. The Leased Vehicle is titled, or the Servicer has started procedures that will result in the Leased Vehicle being titled, in the name of the applicable Titling Company and otherwise according to the Servicing Agreement.

(e)               No Government Lessee. The Lease is not an obligation of the United States or a State or local government or any agency, department, instrumentality or political subdivision of the United States or a State or local government.

(f)               No Commercial Lease. The Lease is not a commercial lease contract, master lease contract or fleet vehicle lease contract, but the Lease may have been entered by a business entity and the Leased Vehicle may be used for commercial purposes.

(g)               Insurance. The Lease requires the Lessee to have physical damage insurance covering the Leased Vehicle.

(h)               Compliance with Underwriting Procedures. The Lease was underwritten according to the Underwriting Procedures in effect at the time, in all material respects.

(i)                Valid Assignment. The Lease was originated in, and is subject to the laws of, a jurisdiction which permits the sale and assignment of the Lease and the related Leased Vehicle to the Titling Company. The terms of the Lease do not limit the right of the owner of the Lease to sell and assign the Lease.

(j)                Compliance with Law. At the time it was originated, the Lease complied in all material respects with all requirements of law in effect at the time.

(k)               Binding Obligation. The Lease is on a form contract that includes rights and remedies allowing the holder to enforce the obligation and realize on the Leased Vehicle and represents the legal, valid and binding payment obligation of the Lessee, enforceable in all material respects by the holder of the Lease, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights or by general equitable principles and consumer financial protection laws.

(l)                Security Interest in Leased Vehicle. The Collateral Agent has, or the Servicer has started procedures that will result in the Collateral Agent having, a perfected, first-priority security interest in the Leased Vehicle, which security interest was validly created.

(m)              Good Title to Lease and Leased Vehicle. The applicable Titling Company has good title, or the Servicer has started procedures that will result in good title, to the Lease and Leased Vehicle, free and clear of Liens other than Permitted Liens.

(n)               Chattel Paper. The Lease is either "tangible chattel paper" or "electronic chattel paper" within the meaning of the applicable UCC and there is only one original authenticated copy of the Lease.

(o)               Servicing. The Lease was serviced in compliance with law and the Servicing Procedures in all material respects from the time it was originated to the Cutoff Date.

(p)               No Bankruptcy. As of the Cutoff Date, the Sponsor's receivables systems do not indicate that the Lessee on the Lease is a debtor in a bankruptcy proceeding.

(q)               Leases in Force. As of the Cutoff Date, neither the Sponsor's receivables systems nor the Lease File indicate that the Lease (i) was a Terminating Lease or a Closed Lease or (ii) was satisfied, subordinated, rescinded, cancelled or terminated.

(r)                No Amendments or Modifications. No material term of the Lease has been affirmatively amended or modified (other than the assessment of a security deposit or a Payment Extension Fee or the payment of any other amount that would be a Lease Administration Amount, or a default relating to failure by the related Lessee to pay any such amount), except amendments and modifications indicated in the Sponsor's receivables systems or in the Lease File.

(s)                No Extensions. As of the Cutoff Date, the Lease was not amended to extend the due date for any payment, other than Payment Extensions totaling no more than three months, as recorded in the Sponsor's receivables systems and in the Lease File.

(t)                No Defenses. There is no right of rescission, setoff, counterclaim or defense asserted or threatened against the Lease indicated in the Sponsor's receivables systems or in the Lease File.

(u)               No Payment Default. Except for a payment that is not more than 30 days Delinquent as of the Cutoff Date, no payment default exists on the Lease.

(v)               Maturity of Leases. The Lease has an original Scheduled Lease End Date of not greater than 48 months from the date it was originated.

Section 3.4.         Sponsor's Reallocation of Leases and Leased Vehicles for Breach of Representations.

(a)               Investigation of Breach. If a Responsible Person of the Sponsor (i) has knowledge of a breach of a representation or warranty made in Section 3.3, (ii) receives notice from the Depositor, the Issuer, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 3.3, (iii) receives a Reallocation Request for a Lease and Leased Vehicle or (iv) receives a Review Report that indicates a Test Fail for a Lease and Leased Vehicle, then, in each case, the Sponsor will investigate to confirm the breach and determine if the breach has a material adverse effect on a Lease and Leased Vehicle. None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Lease and Leased Vehicle is required to be reallocated under this Section 3.4.

(b)               Reallocation of Leases and Leased Vehicles; Payment of Administrative Reallocation Amount. For a breach described in Section 3.4(a), the Sponsor may, and if the breach has a material adverse effect on a Lease and Leased Vehicle will, reallocate the Lease and Leased Vehicle to the Revolving Facility Pool by paying the Administrative Reallocation Amount for each Lease and Leased Vehicle on the Business Day before the Payment Date (or, with satisfaction of the Rating Agency Condition, on the Payment Date) related to the Collection Period in which the Sponsor has knowledge or receives notice of and confirms the breach or, at the Sponsor's option, on or before the following Payment Date, unless the breach is cured in all material respects before that Payment Date. If Ford Credit is the Servicer, the Sponsor may cause the Administrative Reallocation Amount to be paid according to Section 4.3(c) of the Servicing Supplement.

(c)               Reallocation of Leases and Leased Vehicles. When the Sponsor's payment of the Administrative Reallocation Amount for a Lease and Leased Vehicle is included in Exchange Note Available Funds for a Payment Date, the Lease and Leased Vehicle will be deemed to have been reallocated to the Revolving Facility Pool, effective as of the last day of the Collection Period before the related Collection Period. After the reallocation, the Sponsor will mark its receivables systems to indicate that the lease and leased vehicle is no longer a Lease and Leased Vehicle in the 2023-B Reference Pool.

(d)               Reallocation Sole Remedy. The sole remedy for a breach of a representation or warranty made by the Sponsor in Section 3.3 is to require the Sponsor to reallocate the Lease and Leased Vehicle or Leases and Leased Vehicles under this Section 3.4. The Depositor will enforce the Sponsor's reallocation obligation under this Section 3.4.

(e)               Dispute Resolution. The Sponsor agrees to be bound by the dispute resolution terms in Section 3.4 of the Exchange Note Sale Agreement as if they were part of this Agreement.

Section 3.5.         Depositor's Representations and Warranties. The Depositor represents and warrants to the Sponsor as of the Closing Date:

(a)               Organization and Qualification. The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Depositor is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under this Agreement.

(b)               Power, Authority and Enforceability. The Depositor has the power and authority to execute, deliver and perform its obligations under this Agreement. The Depositor has authorized the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of the Depositor and enforceable against the Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to the enforcement of creditors' rights or by general equitable principles.

(c)               No Conflicts and No Violation. The completion of the transactions under this Agreement, and the performance of its obligations under this Agreement, will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Depositor is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Depositor's properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than the Exchange Note Sale Agreement), (iii) violate the Depositor's certificate of formation or limited liability company agreement or (iv) violate a law or, to the Depositor's knowledge, an order, rule or regulation of a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties that applies to the Depositor, which, in each case, would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under this Agreement.

(d)               No Proceedings. To the Depositor's knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the completion of the transactions under this Agreement, (iii) seeking a determination or ruling that would reasonably be expected to have a material adverse effect on the Depositor's ability to perform its obligations under, or the validity or enforceability of, this Agreement or (iv) that would reasonably be expected to (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, in each case, other than proceedings that would not reasonably be expected to have a material adverse effect on the Depositor, the performance by the Depositor of its obligations under, or the validity and enforceability of, the Transaction Documents or the Notes or the tax treatment of the Issuer or the Notes.

(e)               Not an Investment Company. The Depositor is not required to be registered as an "investment company" under the Investment Company Act.

ARTICLE IV
SPONSOR'S AGREEMENTS

Section 4.1.         Financing Statements.

(a)               Filing of Financing Statements. The Sponsor will file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Depositor's interest in the Purchased Property. The Sponsor will promptly deliver to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(b)               Depositor Authorized to File Financing Statements. The Sponsor authorizes the Depositor to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Depositor may determine are necessary or advisable to perfect the Depositor's interest in the Purchased Property. The financing and continuation statements may describe the Purchased Property as the Depositor may reasonably determine to perfect the Depositor's interest in the Purchased Property. The Depositor will promptly deliver to the Sponsor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(c)               Relocation of Sponsor. The Sponsor will notify the Depositor at least ten days before a relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if it could require the filing of a new financing statement or an amendment to a previously filed financing statement under Section 9-307 of the UCC. The Sponsor will promptly file new financing statements or amendments to all previously filed financing statements. The Sponsor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.

(d)               Change of Sponsor's Name. The Sponsor will notify the Depositor at least ten days before any change in the Sponsor's name that could make a financing statement filed under this Section 4.1 seriously misleading under Section 9-506 of the UCC. The Sponsor will promptly file amendments to all previously filed financing statements.

Section 4.2.         No Sale or Lien by Sponsor. Except for the sale and assignment under this Agreement, the Sponsor will not sell or assign any Purchased Property to another Person or Grant or allow a Lien on an interest in any Purchased Property. The Sponsor will defend the Depositor's interest in the Purchased Property against claims of third parties claiming through the Sponsor.

Section 4.3.         Expenses. The Sponsor will pay all expenses to perform its obligations under this Agreement and the Depositor's reasonable expenses to perfect the Depositor's interest in the Purchased Property and to enforce the Sponsor's obligations under this Agreement.

Section 4.4.         Review of Sponsor's Records. The Sponsor will maintain records and documents relating to the origination, underwriting and purchasing of the Leases and Leased Vehicles according to its customary business practices. The Sponsor will give the Depositor access to the records and documents to conduct a review of the representations and warranties made by the Sponsor about the Leases and Leased Vehicles or in connection with any request or demand to reallocate a Lease and Leased Vehicle or any dispute resolution proceeding for a request or demand or any Review by the Asset Representations Reviewer. Any access or review will be conducted at the Sponsor's offices during its normal business hours at a time reasonably convenient to the Sponsor and in a manner that will minimize disruption to its business operations. Any access or review will be subject to the Sponsor's confidentiality and privacy policies.

ARTICLE V
OTHER AGREEMENTS

Section 5.1.         Obligations Unaffected. Any invalidity, illegality or irregularity of a Lease or Leased Vehicle in the 2023-B Reference Pool will not affect the Sponsor's obligations under this Agreement.

Section 5.2.         No Petition. The Sponsor agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of (a) all Secured Obligations, including all Exchange Notes, and any other Securities, (b) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (c) the Notes, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) either Titling Company or either Holding Company, (ii) the Depositor or (iii) the Issuer, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law. This Section 5.2 will survive the termination of this Agreement.

Section 5.3.         Limited Recourse. The Sponsor agrees that any claim that it may seek to enforce against the Depositor under this Agreement is limited to the Purchased Property only and is not a claim against the Depositor's assets as a whole or against assets other than the Purchased Property. This Section 5.3 will survive the termination of this Agreement.

Section 5.4.         Obligations Under Exchange Note.

(a)               Borrowers' Obligations. The Borrowers' obligations under the 2023-B Exchange Note and the other Purchased Property are solely the Borrowers' obligations and are not the Sponsor's obligation or an interest in any of the Sponsor's assets. The Depositor acknowledges and agrees that it has no right, title or interest in any assets of the Sponsor for the payment of amounts due or for the performance of obligations under the 2023-B Exchange Note or the other Purchased Property, except for the performance of the Sponsor's obligations in its capacity as the Servicer or the Administrator under the Transaction Documents.

(b)               Subordination of Claims. The Depositor acknowledges Section 9.4 of the Credit and Security Agreement regarding the subordination of claims against the Borrowers and agrees to be bound by it as an Exchange Noteholder.

Section 5.5.         Regulation RR Risk Retention. Ford Credit, as Sponsor, and the Depositor agree that (i) Ford Credit will cause the Depositor to, and the Depositor will, retain the Residual Interest on the Closing Date and (ii) Ford Credit will not permit the Depositor to, and the Depositor will not, sell, transfer, finance or hedge the Residual Interest except as permitted by Regulation RR.

Section 5.6.         Termination. This Agreement will terminate on the payment in full or cancellation of the 2023-B Exchange Note.

ARTICLE VI
MISCELLANEOUS

Section 6.1.         Amendments.

(a)               Amendments. The parties may amend this Agreement:

(i)           to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement that may be defective or inconsistent with the other terms of this Agreement or any prospectus or offering memorandum related to the Notes, in each case, without the consent of the Noteholders or any other Person;

(ii)           to add, change or eliminate terms of this Agreement, in each case, without the consent of the Noteholders or any other Person, if the Depositor or the Sponsor delivers an Officer's Certificate to the Issuer, the Owner Trustee and the Indenture Trustee stating that the amendment will not have a material adverse effect on the Noteholders; or

(iii)          to add, change or eliminate terms of this Agreement for which an Officer's Certificate is not or cannot be delivered under Section 6.1(a)(ii), with the consent of the Noteholders of a majority of the Note Balance of each Class of Notes Outstanding (with each affected Class voting separately, except that all Noteholders of Class A Notes will vote together as a single class).

(b)               Notice of Amendments. The Depositor or the Sponsor will notify the Rating Agencies in advance of any amendment. Promptly after the execution of an amendment, the Sponsor will deliver a copy of the amendment to the Indenture Trustee and the Rating Agencies.

Section 6.2.         Benefit of Agreement; Third-Party Beneficiaries. This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns. The Issuer and the Indenture Trustee, for the benefit of the Secured Parties, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Sponsor. No other Person will have any right or obligation under this Agreement.

Section 6.3.         Notices.

(a)               Notices to Parties. All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)           for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)          for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)         for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)         for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)               Notice Addresses. A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule A to the Indenture, which address the party may change by notifying the other party.

Section 6.4.         GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 6.5.         Submission to Jurisdiction. Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 6.6.         WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT.

Section 6.7.         No Waiver; Remedies. No party's failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver. No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy. The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under law.

Section 6.8.         Severability. If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 6.9.         Headings. The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 6.10.      Counterparts. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

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EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Sponsor

By:
	Name:	Ryan Hershberger
	Title:	Assistant Treasurer

FORD CREDIT AUTO LEASE TWO LLC,
acting for its series of limited liability company interests designated as the "2023-B Series," as Depositor

By:
	Name:	Ryan Hershberger
	Title:	President and Assistant Treasurer

[Signature Page to Exchange Note Purchase Agreement]